EXHIBIT 10.1
AMENDMENT NO. 2 TO

WMI LIQUIDATING TRUST AGREEMENT

AMENDMENT NO. 2 TO WMI LIQUIDATING TRUST AGREEMENT, dated as of January 7, 2014 and effective as of such date (the “Amendment”), is made by William C. Kosturos, as liquidating trustee (together with any successor or additional trustee appointed under the terms hereof, the “Liquidating Trustee”) of WMI Liquidating Trust (the “Liquidating Trust”) and consented to by each voting member of the Trust Advisory Board of the Liquidating Trust.

BACKGROUND

A.           The Liquidating Trust was formed by Washington Mutual, Inc. (“WMI”) and WMI Investment Corp. (“WMI Investment” and, together with WMI, the “Debtors”), as debtors and debtors in possession, the Liquidating Trustee and CSC Trust Company of Delaware as the Delaware resident trustee (together with any successor Delaware resident trustee appointed under the terms hereof, the “Resident Trustee” and collectively with the Liquidating Trustee, the “Trustees”) pursuant to the terms and conditions of that certain Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated December 12, 2011, as confirmed (including all exhibits thereto, as the same may be further amended, modified, or supplemented from time to time, the “Plan”), filed in the Debtors’ chapter 11 cases.

B.           The Liquidating Trust is governed by that certain Liquidating Trust Agreement, dated as of March 6, 2012, among the Debtors and the Trustees (as amended by Amendment No.1 to the WMI Liquidating Trust Agreement dated as of August 1, 2012, the “Liquidating Trust Agreement”).  Pursuant to the Liquidating Trust Agreement, there has been established a Trust Advisory Board with the duties and obligations set forth in the Liquidating Trust Agreement.  Section 9.9 of the Liquidating Trust Agreement provides that, subject to certain exceptions not applicable here, any provision of the Liquidating Trust Agreement may be amended or waived by the Liquidating Trustee with the consent of all voting members of the Trust Advisory Board.

C.           The Liquidating Trustee has determined that it is advisable that the Liquidating Trust Agreement be amended as provided for herein and each member of the Trust Advisory Board has consented to such amendments and has executed this amendment with the intention of evidencing such consent.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Liquidating Trust Agreement is hereby amended as follows:

AMENDMENT

1. Transfer of Liquidating Trust Assets.  Section 1.3 of the Liquidating Trust Agreement shall be amended and restated to read in full as follows:

“On the Effective Date, the Debtors shall transfer, for the sole benefit of the Liquidating Trust Beneficiaries, pursuant to Bankruptcy Code sections 1123(a)(5)(B) and 1123(b)(3)(B) and in accordance with the Plan and the Confirmation Order, the Liquidating Trust Assets to the Liquidating Trust, free and clear of any and all liens, claims, encumbrances and interests (legal, beneficial or otherwise) of all other entities to the maximum extent contemplated by and permissible under Bankruptcy Code section 1141(c); provided, however, that the Liquidating Trust Assets may be transferred subject to certain liabilities, as provided in the Plan, Confirmation Order or as otherwise provided herein.  On the Effective Date, there shall be set aside out of the Liquidating Trust Assets the amount of Cash that was reasonably determined by the Debtors and the Creditors’ Committee following consultation with the Equity Committee prior to the Effective Date to be necessary to fund the activities of the Liquidating Trust, which amount shall be Sixty Million Dollars ($60,000,000.00) (the “Funding”); provided, however, that the Funding may be increased from time to time during the term of the Liquidating Trust upon the request of the Liquidating Trustee and the approval of a Supermajority of the Trust Advisory Board.  A “Supermajority” shall mean the affirmative vote of seven (7) of the nine (9) members of the Trust Advisory Board (excluding the Holdco Member); provided, however, that if at any time the number of members of the Trust Advisory Board is (a) less than nine (9) but greater than (4), a “Supermajority” shall mean the affirmative vote of all but two (2) of the then current members of the Trust Advisory Board or (b) equal to or less than four (4), a “Supermajority” shall mean the affirmative vote of at least 75% of the then current members of the Trust Advisory Board.  Twenty Million Dollars ($20,000,000.00) of the Funding (the “Litigation Funding”) shall be allocated to the Litigation Subcommittee, with both the first Ten Million Dollars ($10,000,000.00) of the Litigation Funding (the “First Tranche”) and the second Ten Million Dollars ($10,000,000.00) of the Litigation Funding (the “Second Tranche”) to be used for the prosecution of the Recovery Claims (as defined herein); provided, however, that, prior to the allocation and use of any portion of the Second Tranche, the Litigation Subcommittee shall obtain the approval of the Trust Advisory Board as to the reasonable expenditure of such funds; provided, further, that the Litigation Funding may be increased during the term of the Liquidating Trust upon the request of the Litigation Subcommittee and the approval of a Supermajority of the Trust Advisory Board, which approval may be granted or withheld by the Trust Advisory Board in its sole and absolute discretion, and provided that any additional

Litigation Funding that is approved shall be deducted from any remaining portion of the Administrative Funding (as defined herein); provided, further, that nothing herein shall preclude the Trust Advisory Board or the Litigation Subcommittee from seeking additional financing from sources other than the Liquidating Trust Assets in the discharge of their fiduciary duties; provided, further, that any portion of the Funding, including the Litigation Funding, that is not used to fund the activities of the Liquidating Trust shall be distributed in accordance with Section 4.3 hereof.  At any time after the date hereof, the Litigation Subcommittee may, by notice in writing to the Trust Advisory Board, authorize the release and distribution in accordance with Section 4.3 hereof of any remaining unspent portion of the First Tranche and/or the Second Tranche (collectively, the “Released Litigation Funding Amount”).  Following such release and distribution, the Litigation Subcommittee may, by notice in writing to the Trust Advisory Board, direct the transfer of an amount equal to some or all of the Released Litigation Funding Amount (the “Reallocated Amount”) from the Administrative Funding to the Litigation Funding; provided, however, an amount equal to or greater the Reallocated Amount remains in the Administrative Funding at the time of such notice; provided, further, that, prior to the allocation and use of any portion of the Second Tranche, the Litigation Subcommittee shall obtain the approval of the Trust Advisory Board as to the reasonable expenditure of such funds.  The transfer of the Liquidating Trust Assets shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar Tax, pursuant to section 1146(a) of the Bankruptcy Code.  Upon delivery of all Liquidating Trust Assets to the Liquidating Trust, the Debtors shall be discharged and released from all liability with respect to the delivery of such distributions, and exculpated as provided in Section 41.8 of the Plan.  In connection with the receipt of the Liquidating Trust Assets, the Liquidating Trust shall acquire and assume all of WMI’s rights and obligations pursuant to Section 2.4 of the Global Settlement Agreement, and WMI shall have no further liability or obligations thereunder.  The Liquidating Trust Assets and all other property held from time to time by the Liquidating Trust under this Trust Agreement and any earnings, including without limitation, interest, on any of the foregoing are to be applied by the Liquidating Trustee in accordance with the terms hereof, the Plan and the Confirmation Order for the benefit of the Liquidating Trust Beneficiaries, and for no other party, subject to the further covenants, conditions and terms hereinafter set forth.”

2. Establishment of Trust Advisory Board.  Section 6.4(f)(iv) of the Liquidating Trust Agreement shall be amended and restated to read in full as follows:

“(f)(iv)  subject to Section 6.4(d) and Section 6.4(e), in the event of a vacancy in a member’s position (whether by removal, death or resignation), a new member may be appointed, (A) in the case of a CC Member (other than the WF Member so long as Wells Fargo Bank N.A. has not relinquished its right to name a member), by (i) the Creditors’ Committee, as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days, or (ii) if the Creditors’ Committee has been dissolved, the CC Members, as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days; or (iii) if there are no remaining CC Members, the Liquidating Trustee, as notified in writing to the Trust Advisory Board within ten (10) Business Days; (B) in the case of a WF Member, by Wells Fargo Bank N.A. (unless Wells Fargo Bank N.A. has relinquished its right to name a member, in which case a new member may be appointed as provided in clause (A) above) as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days; (C) in the case of an EC Member (other than the TPS Member so long as the TPS Funds have not relinquished their right to name a member, or the PPMA Member so long as PPMA has not relinquished its right to name a member), by the other EC Members; (D) in the case of a TPS Member, by the TPS Funds (unless the TPS Funds have relinquished their right to name a member, in which case a new member may be appointed as provided in clause (C) above) as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days; (E) in the case of a PPMA Member, by PPM America Inc. (unless PPM America has relinquished its right to name a member, in which case a new member may be appointed as provided in clause (C) above) as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days; or (F) in the case of the CC-EC Member, by (i) the Creditors’ Committee subject to the approval of the EC members (such approval not to be unreasonably withheld), as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days, or (ii) if the Creditors’ Committee has been dissolved, the CC Members subject to the approval of the EC Members (such approval not to be unreasonably withheld), as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days, or (iii) if there are no remaining CC Members, the Liquidating Trustee subject to the approval of the EC Members (such approval not to be unreasonably withheld), as notified in writing to the Trust Advisory Board within ten (10) Business Days.  In each case, the appointment of a successor member of the Trust Advisory Board (including any appointment pursuant to Section 6.4(d) and Section 6.4(e)) shall be evidenced by the filing with the Bankruptcy Court by the Liquidating Trustee of a notice of appointment, which notice shall include the name, address, and telephone number of the successor member of the Trust Advisory Board; and”.

3. The Litigation Subcommittee.

a.	Section 6.5(b) of the Liquidating Trust Agreement shall be amended by adding the following to the end of the provision:

“In the event of a vacancy on the Litigation Subcommittee other than by operation of Section 6.4(c), 6.4(d), or 6.4(e) (whether by removal, death or resignation), a new member may be appointed, (A) in the case of a CC Subcommittee Member, by the other CC Members of the Trust Advisory Board, or if there are no remaining CC Members, the Liquidating Trustee, as notified in writing to the Trust Advisory Board within ten (10) Business Days; (B) in the case of an EC Subcommittee Member, by the other EC Members of the Trust Advisory Board; or (C) in the case of the TPS Member, by the successor TPS Member, if any, appointed by the TPS Funds (unless the TPS Funds have relinquished their right to name a member, in which case a replacement may be appointed by the other EC Members of the Trust Advisory Board).”

b.	Section 6.5(c) of the Liquidating Trust Agreement shall be amended by adding the following to the end of the second last sentence of this provision:

“(excluding the allocation and use of the Reallocated Amount, which shall be governed by Section 1.3)”.

4. Agents, Employees and Professionals.  The second sentence of Section 6.8(b) of the Liquidating Trust Agreement shall be amended by adding the word “Section” before “6.11(c)”.

5. Notices.  Section 9.4(ii) shall be amended by replacing “if to members of the Trust Advisory Board, then to each of” with “if to members of the Trust Advisory Board, then to each of the following for so long as each is a member of the Trust Advisory Board”.

6. Annex B.  Annex B to the Liquidating Trust Agreement shall be amended by adding the following to the end of Annex B:

“Incentive compensation that has accrued but has not yet been paid at the time a Trust Advisory Board member resigns shall be paid to such member rather than to such member’s successor, notwithstanding any other provision of the Trust Agreement.  In the event that a Trust Advisory Board member resigns pursuant to the terms of subsections 6.4(c), 6.4(d), or 6.4(e) upon the payment of a distribution, such distribution shall be included in the calculation of any incentive compensation that is payable to such resigning Trust Advisory Board member.”

7. Except as expressly provided for herein, the Liquidating Trust Agreement shall continue in full force and effect and shall not be amended or modified by the execution of this Amendment.

[Remainder of Page Blank — Signature Page Follows]

IN WITNESS WHEREOF, the Liquidating Trustee has executed this Amendment No. 2 to the Liquidating Trust Agreement.

LIQUIDATING TRUSTEE
By:	/s/ William C. Kosturos
	Name:	William C. Kosturos

The undersigned Voting Members of the Trust Advisory Board hereby consent to the Amendments to the Liquidating Trust Agreement contained herein.

/s/ Arnold Kastenbaum
Arnold Kastenbaum

/s/ Marc S. Kirschner
Marc S. Kirschner

/s/ Michael Willingham
Michael Willingham

/s/ Hon. Douglas Southard
Hon. Douglas Southard

/s/ Joe McInnis
Joe McInnis

/s/ Matthew Cantor
Matthew Cantor

/s/ Thomas Korsman
Thomas Korsman

7